Execution Version

WHITE & CASE

Dated __19__ June 2026

ZAR 3,000,000,000 Green Term Facility Agreement

between

Harmony Gold Mining Company Limited
as Parent

Citibank, N.A., London Branch
as Sustainability Co-ordinator

Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division as Agent, Sustainability Agent and Sustainability Co-ordinator

White & Case LLP
5 Old Broad Street
London EC2N 1DW

EMEA 161994644

Table of Contents

Page

1. Definitions and Interpretation 2
2. ZAR Green Term Facility 6
3. Conditions of Utilisation 6
4. Utilisation 7
5. Repayment of ZAR Green Term Facility Loans 8
6. Prepayment 9
7. Interest 9
8. Interest Periods 10
9. Changes to the Calculation of Interest 11
10. Commitment Fee 12
11. Green Loan Representations 13
12. Green Loan Information Undertakings 13
13. Green Loan General Undertakings 14
14. Compliance with Green Loan Framework 14
15. Changes to Compounded Reference Rate 16
16. Governing Law 18
17. Jurisdiction of English Courts 18

Schedule 1	**The Original ZAR Green Term Facility Lenders**	**19**
Schedule 2	**Form of Utilisation Request**	**20**
Schedule 3	**Green Loan Framework**	**22**
Schedule 4	**Allocation and Impact Report**	**25**
Schedule 5	**Form of Confirmation**	**27**
Schedule 6	**Timetables**	**28**
Schedule 7	**Reference Rate Terms**	**29**
Schedule 8	**Daily Non-Cumulative Compounded RFR Rate**	**32**
Schedule 9	**Cumulative Compounded RFR Rate**	**34**

EMEA 161994644

(i)

This Agreement is dated 19 June 2026 and made:

Between:

(1) **Harmony Gold Mining Company Limited**, a public company incorporated in accordance with the laws of South Africa under registration number 1950/038232/06, as parent (the "**Parent**");

(2) **The Financial Institutions** listed in Schedule 1 (*Original ZAR Green Term Facility Lenders*) as original lenders (the "**Original ZAR Green Term Facility Lenders**");

(3) **Citibank, N.A., London Branch** and **Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division** as sustainability co-ordinators (whether acting individually or together, the "**Sustainability Co-ordinators**");

(4) **Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division** as sustainability agent of the other Finance Parties (the "**Sustainability Agent**"); and

(5) **Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division** as agent of the other Finance Parties (the "**Agent**").

It is agreed:

1. Definitions and Interpretation

1.1 Definitions

In this Agreement:

"**Additional Business Day**" means any day specified as such in the Reference Rate Terms.

"**Allocation and Impact Report**" means the allocation and impact report described in paragraph 4 (*Reporting*) of Schedule 3 (*Green Loan Framework*) and substantially in the form set out in Schedule 4 (*Allocation and Impact Report*).

"**Availability Period**" has the meaning given to that term in the Common Terms Agreement.

"**Break Costs**" means any amount specified as such in the Reference Rate Terms.

"**Business Day**" has the meaning given to that term in the Common Terms Agreement.

"**Capital Projects Authorising Parties**" means the persons required to approve the creation of a new cost code for an Eligible Green Project where the capital investment for that Eligible Green Project is:

(a) less than ZAR 10,000,000 (ten million Rand), each of:

 (i) the Financial Manager of the mine to which the Eligible Green Project relates;

 (ii) the General Manager of the mine to which the Eligible Green Project relates;

 (iii) the Executive Engineering Officer of the Parent;

 (iv) the Chief Financial Officer of the Parent; and

 (v) the Chief Operating Officer of the Parent,

(b) equal to or greater than ZAR 10,000,000 (ten million Rand), the persons mentioned in paragraph (a) and each of:

 (i) the Financial Director of the Parent; and

EMEA 161994644 2

(ii) the Chief Executive Officer of the Parent,

provided that any changes to the roles comprising this committee and described above will be subject to the prior written consent of the Sustainability Agent (acting on the instructions of the Majority ZAR Green Term Facility Lenders).

"**Central Bank Rate**" has the meaning given to that term in the Reference Rate Terms.

"**Central Bank Rate Adjustment**" has the meaning given to that term in the Reference Rate Terms.

"**Central Bank Rate Spread**" has the meaning given to that term in the Reference Rate Terms.

"**Common Terms Agreement**" means the common terms agreement originally dated on or about the Signature Date (as amended or amended and restated from time to time) between, amongst others, the Parent and the Agent.

"**Compounded Reference Rate**" means, in relation to any RFR Banking Day during the Interest Period of a ZAR Green Term Facility Loan, the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day.

"**Compounding Methodology Supplement**" means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a) is agreed in writing by the Parent, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority ZAR Green Term Facility Lenders);

(b) specifies a calculation methodology for that rate; and

(c) has been made available to the Parent and each ZAR Green Term Facility Lender.

"**Cumulative Compounded RFR Rate**" means, in relation to an Interest Period for a ZAR Green Term Facility Loan, the percentage rate per annum determined by the Agent (or by any other ZAR Green Term Facility Lender which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 9 (*Cumulative Compounded RFR Rate*) or in any relevant Compounding Methodology Supplement.

"**Daily Non-Cumulative Compounded RFR Rate**" means, in relation to any RFR Banking Day during an Interest Period for a ZAR Green Term Facility Loan, the percentage rate per annum determined by the Agent (or by any other ZAR Green Term Facility Lender which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 8 (*Daily Non-Cumulative Compounded RFR Rate*) or in any relevant Compounding Methodology Supplement.

"**Daily Rate**" means the rate specified as such in the Reference Rate Terms.

"**Declassification Date**" means the date described in Clause 14.3(a) (*Consequences of Declassification*) below.

"**Declassification Event**" means the events described in paragraphs (a) and (b) of Clause 14.2 (*Declassification Events*).

"**Eligibility Criteria**" means the Parent's established process of project evaluation and selection eligibility criteria as set out in Schedule 3 (*Green Loan Framework*) in adherence to the Green Loan Principles.

"**Eligible Green Projects**" means the investments set out in paragraph 1 (*Use of Proceeds*) of Schedule 3 (*Green Loan Framework*).

EMEA 161994644

3

EMEA 161994644 4 “Environmental Assessment Practitioner” means a consultant licensed to practice in South Africa with the Environmental Assessment Practitioners Association of South Africa (or its replacement organisation from time to time), acceptable to the Sustainability Co-ordinators and the Sustainability Agent, who conducts an environmental impact process including looking at alternatives, consulting the public (public participation), assessing the impact of the proposed project on the receiving environment. “Environmental Authorisation Letter” means an environmental authorisation letter issued by the applicable Governmental Authority in terms of the National Environmental Management Act, 1998. “Environmental Impact Assessment” means an assessment conducted by an Environmental Assessment Practitioner detailing the social, economic and environmental risks and impacts of an Eligible Green Project. “Final Repayment Date” means the date falling six (6) years and six (6) Months after the date of Financial Close. “Funding Rate” means any individual rate notified by a ZAR Green Term Facility Lender to the Agent pursuant to Clause 9.3(a)(ii) (Cost of Funds). “Green Loan Confirmation Committee” means the committee of the Parent which is responsible for managing and overseeing the requirements of the Green Loan Framework and comprises: (a) the Chief Financial Officer, being as at the Signature Date, Herman Perry; (b) the Chief Sustainability Officer, being as at the Signature Date, Urishanie Govender; and (c) the Executive Engineering Officer, being as at the Signature Date, Robert Hart. “Green Loan Framework” means the green framework prepared by the Parent and agreed by the Sustainability Co-ordinators and the Sustainability Agent (acting on the instructions of the ZAR Green Term Facility Lenders) describing the framework for the Eligible Green Projects by reference to the Green Loan Principles, as set out in Schedule 3 (Green Loan Framework). “Greenhouse Gas Emissions” means the emission into the earth’s atmosphere of any various gases including, without limitation, carbon dioxide, methane, nitrous oxide and fluorinated gases, that contribute to the greenhouse effect (the trapping of the sun’s warmth in the planet’s lower atmosphere). “Historic RFR” means, in relation to an RFR Banking Day, the most recent RFR for a day which is no more than three (3) RFR Banking Days before that RFR Banking Day. “Interest Payment” means the aggregate amount of interest that is, or is scheduled to become, payable under this Agreement. “Interest Payment Date” means the last day of each Interest Period. “Interest Period” means, in relation to each ZAR Green Term Facility Loan, each period determined in accordance with Clause 8 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 10.7 (Default Interest) of the Common Terms Agreement. “Lookback Period” means the number of days specified as such in the Reference Rate Terms. “Majority ZAR Green Term Facility Lenders” has the meaning given to that term in the Common Terms Agreement. EMEA 161994644 5 “Margin” means 2.20% (two point two per cent.) per annum. “Market Disruption Rate” means the rate (if any) specified as such in the Reference Rate Terms. “Month” has the meaning given to that term in the Common Terms Agreement. “Party” means a party to this Agreement. “Reference Rate Supplement” means a document which: (a) is agreed in writing by the Parent, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority ZAR Green Term Facility Lenders); (b) specifies the relevant terms which are expressed in this Agreement to be determined by reference to the Reference Rate Terms; and (c) has been made available to the Parent and each ZAR Green Term Facility Lender. “Reference Rate Terms” means the terms set out in Schedule 7 (Reference Rate Terms) or in any Reference Rate Supplement. “Repayment Date” means each date specified in Clause 5.1 (Repayment of ZAR Green Term Facility Loans). “Repayment Instalment” has the meaning given to that term in Clause 5.1 (Repayment of ZAR Green Term Facility Loans). “Reporting Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms. “RFR” means the rate specified as such in the Reference Rate Terms. “RFR Banking Day” means any day specified as such in the Reference Rate Terms. “Signature Date” has the meaning given to that term in the Common Terms Agreement. “Specified Time” means a time determined in accordance with Schedule 6 (Timetables). “Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Form of Utilisation Request). “ZAR Green Term Facility” has the meaning given to that term in the Common Terms Agreement. “ZAR Green Term Facility Commitment” has the meaning given to that term in the Common Terms Agreement. “ZAR Green Term Facility Lenders” has the meaning given to that term in the Common Terms Agreement. “ZAR Green Term Facility Loan” has the meaning given to that term in the Common Terms Agreement. 1.2 Construction (a) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and EMEA 161994644 6 (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Parent. (b) A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. (c) The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (d) Any Reference Rate Supplement overrides anything in: (i) Schedule 7 (Reference Rate Terms); or (ii) any earlier Reference Rate Supplement. (e) A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in: (i) Schedule 8 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 9 (Cumulative Compounded RFR Rate), as the case may be; or (ii) any earlier Compounding Methodology Supplement. 1.3 Common Terms Agreement (a) Terms used (but not otherwise defined) in this Agreement have the meaning given to them in the Common Terms Agreement. (b) The provisions of clause 1 (Definitions and Interpretation) of the Common Terms Agreement apply to this Agreement as if set out in this Agreement in full. (c) This Agreement and the rights and obligations of the Parties shall in all respects be subject to the terms and conditions of the Common Terms Agreement but, in the event of any conflict between the provisions of this Agreement and the provisions of the Common Terms Agreement, the provisions of this Agreement shall prevail. 2. ZAR Green Term Facility (a) Subject to the terms of this Agreement and the Common Terms Agreement, the ZAR Green Term Facility Lenders agree to make available to the Parent the ZAR Green Term Facility in an amount equal to the Total ZAR Green Term Facility Commitments. (b) The Parent shall apply all amounts borrowed by it under the ZAR Green Term Facility for the purpose set out in clause 3.1(d) (Purpose) of the Common Terms Agreement and in accordance with paragraph 1 (Use of Proceeds) of Schedule 3 (Green Loan Framework). 3. Conditions of Utilisation (a) Subject to clause 4.1 (Initial Conditions Precedent) of the Common Terms Agreement, the ZAR Green Term Facility Lenders will only be obliged to comply with Clause 4.4 (Lenders’ Participation) in relation to any Utilisation if on the date of the Utilisation Request and on the proposed Utilisation Date the conditions set out in clause 4.2 EMEA 161994644 7 (Further Conditions Precedent) of the Common Terms Agreement and in paragraph (b) below are satisfied. (b) (i) A written confirmation from the Parent to the Sustainability Agent substantially in the form set out in Schedule 5 (Form of Confirmation) confirming that: (A) all regulatory approvals, Environmental Permits, Authorisations, Environmental Authorisation Letters to the extent required as at proposed Utilisation Date in connection with the Eligible Green Projects to which the proposed Utilisation relates have been obtained; and (B) a Declassification Event has not occurred; and (ii) The receipt by the Sustainability Agent (in form and substance acceptable to it (acting on the instructions of the Majority ZAR Green Term Facility Lenders)) of the: (A) regulatory approvals, Environmental Permits and Authorisations including the Environmental Authorisation Letter, relating to the proposed Utilisation, as described in paragraph (b)(i)(A) above; and (B) Environmental Impact Assessment to which the proposed Utilisation relates. 4. Utilisation 4.1 Delivery of a Utilisation Request The Parent may utilise the ZAR Green Term Facility by delivery to the Agent of a duly completed Utilisation Request by no later than the Specified Time. 4.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; (ii) the currency and amount of the Utilisation comply with Clause 4.3 (Currency and Amount); (iii) it specifies a bank account in South Africa to which the Parent requires the proceeds of the ZAR Green Term Facility Loan to be credited; (iv) the Parent represents and warrants that the proceeds of the relevant ZAR Green Term Facility Loan shall be used exclusively to reimburse its expenditure relating to the applicable Eligible Green Project(s); (v) the form of report in paragraph 5 of Schedule 2 (Utilisation Request) is completed, which shall include a summary and breakdown of the costs incurred by the Parent relating to the construction, development, acquisition, maintenance and/or operation of the Eligible Green Projects for which the ZAR Green Term Facility Loan is requested; and

EMEA 161994644 8 (vi) it is signed by each member of the Green Loan Confirmation Committee in accordance with paragraph 3.4 (Management of Proceeds) of Schedule 3 (Green Loan Framework). (b) Only one (1) ZAR Green Term Facility Loan may be requested in each Utilisation Request. (c) The Parent may not deliver a Utilisation Request if as a result of the proposed Utilisation the number of ZAR Green Term Facility Loans outstanding would not comply with clause 4.3 (Maximum Number of Loans) of the Common Terms Agreement. 4.3 Currency and Amount (a) The currency specified in a Utilisation Request must be ZAR. (b) The amount of the proposed Utilisation must be a minimum of ZAR 150, 000, 000 (one hundred and fifty million Rands) or, if less, the Available Facility. (c) For the avoidance of doubt, the aggregate Utilisations of the ZAR Green Term Facility shall not exceed the aggregate expenditure under the Eligible Green Projects as referenced in the Allocation and Impact Reports. 4.4 Lenders’ Participation (a) If the conditions set out in this Agreement have been met, each ZAR Green Term Facility Lender shall make its participation in each ZAR Green Term Facility Loan available to the Agent by the Utilisation Date through its Facility Office. (b) The amount of each ZAR Green Term Facility Lender’s participation in each ZAR Green Term Facility Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making such ZAR Green Term Facility Loan. (c) The Agent shall notify each ZAR Green Term Facility Lender of the amount of each ZAR Green Term Facility Loan and the amount of its participation in that ZAR Green Term Facility Loan by the Specified Time. 4.5 Cancellation of Commitment The ZAR Green Term Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period in accordance with the terms of clause 5.2 (Cancellation of Commitment) of the Common Terms Agreement. 5. Repayment of ZAR Green Term Facility Loans 5.1 Repayment of ZAR Green Term Facility Loans The Parent shall repay the ZAR Green Term Facility Loans in instalments (each a “Repayment Instalment”) by repaying on each Repayment Date an amount equal to the Repayment Amount which reduces the outstanding amount of the ZAR Green Term Facility Loans by an amount equal to the relevant percentage of the ZAR Green Term Facility Loans borrowed by the Parent as at close of business in Johannesburg on the last day of the final Availability Period, as set out in the table below. EMEA 161994644 9 Repayment Date falling ( ) Months from and including the date of Financial Close Repayment Instalment (Percentage) 24 Months 10% 30 Months 10% 36 Months 10% 42 Months 10% 48 Months 10% 54 Months 10% 60 Months 10% 66 Months 10% 72 Months 10% Final Repayment Date The remaining outstanding ZAR Green Term Facility Loans 5.2 Reborrowing The Parent may not reborrow any part of the ZAR Green Term Facility which has been prepaid or repaid. 6. Prepayment 6.1 Mandatory Prepayment The Parent shall be obliged to mandatorily prepay the ZAR Green Term Facility Loans made to it in accordance with the terms of clause 8 (Mandatory Prepayment and Cancellation) of the Common Terms Agreement. 6.2 Voluntary Prepayment The Parent may voluntarily prepay the whole or any part of a ZAR Green Term Facility Utilisation made to it in accordance with the terms of clause 7.2 (Voluntary Prepayment of ZAR Green Term Facility Loans and AUD Term Facility Loans) of the Common Terms Agreement. 7. Interest 7.1 Calculation of Interest (a) The rate of interest on each ZAR Green Term Facility Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (i) Margin; and (ii) Compounded Reference Rate for that day. EMEA 161994644 10 (b) If any day during an Interest Period for a ZAR Green Term Facility Loan is not an RFR Banking Day, the rate of interest on that ZAR Green Term Facility Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day. 7.2 Payment of Interest The Parent shall, subject to clause 10.7 (Default Interest) of the Common Terms Agreement, pay accrued interest on each ZAR Green Term Facility Loan on each Interest Payment Date. 7.3 Notification of Rates of Interest (a) The Agent shall promptly notify the ZAR Green Term Facility Lenders and the Parent of the determination of a rate of interest under this Agreement. (b) The Agent shall promptly notify the Parent of each Funding Rate relating to a ZAR Green Term Facility Loan. (c) This Clause 7.3 shall not require the Agent to make any notification to any Party on a day which is not a Business Day. 8. Interest Periods 8.1 Interest Periods (a) Each Interest Period will be three (3) Months, or any other period agreed between the Parent and the Agent (acting on the instructions of all the ZAR Green Term Facility Lenders). (b) The first Interest Period for any ZAR Green Term Facility Loan to be borrowed on the first Utilisation Date shall start on the first Utilisation Date and shall end on the date falling three (3) Months after the first Utilisation Date. The first Interest Period for any ZAR Green Term Facility Loan (other than any ZAR Green Term Facility Loan borrowed on the first Utilisation Date) shall start on the Utilisation Date for that new ZAR Green Term Facility Loan and end on the last day of the then current Interest Period for the ZAR Green Term Facility Loans borrowed on the first Utilisation Date (and any such ZAR Green Term Facility Loans shall be consolidated in accordance with Clause 8.3 (Consolidation of ZAR Green Term Facility Loans)) (or if there is no such current Interest Period for the ZAR Green Term Facility Loans borrowed on the first Utilisation Date, the date falling three (3) Months after the Utilisation Date). Each subsequent Interest Period shall start on the last day of its preceding Interest Period. (c) An Interest Period for a ZAR Green Term Facility Loan shall not extend beyond the Final Repayment Date. 8.2 Non-Business Days Any rules specified as “Business Day Conventions” in the Reference Rate Terms shall apply to each Interest Period. 8.3 Consolidation of ZAR Green Term Facility Loans If two (2) or more ZAR Green Term Facility Loans have Interest Periods which end on the same date, those ZAR Green Term Facility Loans will be consolidated into, and treated as, a single ZAR Green Term Facility Loan on the last day of the Interest Period. EMEA 161994644 11 9. Changes to the Calculation of Interest 9.1 Interest calculation if no RFR or Central Bank Rate If: (a) there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a ZAR Green Term Facility Loan; and (b) “Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that ZAR Green Term Facility Loan, Clause 9.3 (Cost of Funds) shall apply to that ZAR Green Term Facility Loan for that Interest Period. 9.2 Market Disruption If: (a) a Market Disruption Rate is specified in the Reference Rate Terms for a ZAR Green Term Facility Loan; and (b) before the Reporting Time for that ZAR Green Term Facility Loan the Agent receives notifications from a ZAR Green Term Facility Lender or ZAR Green Term Facility Lenders (whose participations in that ZAR Green Term Facility Loan exceed 35 per cent. (35%) of that ZAR Green Term Facility Loan) that its cost of funds relating to its participation in that ZAR Green Term Facility Loan would be in excess of that Market Disruption Rate, then Clause 9.3 (Cost of Funds) shall apply to that ZAR Green Term Facility Loan for the relevant Interest Period. 9.3 Cost of Funds (a) If this Clause 9.3 applies, Clause 7.1 (Calculation of Interest) shall not apply to that ZAR Green Term Facility Loan for that Interest Period and the rate of interest on that ZAR Green Term Facility Loan for that Interest Period shall be the percentage rate per annum which is the sum of: (i) the applicable Margin; and (ii) the weighted average of the rates notified to the Agent by each ZAR Green Term Facility Lender as soon as practicable and in any event by the Reporting Time for that ZAR Green Term Facility Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that ZAR Green Term Facility Loan. (b) If this Clause 9.3 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest. (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the ZAR Green Term Facility Lenders and the Parent, be binding on all Parties. (d) If this Clause 9.3 applies pursuant to Clause 9.2 (Market Disruption) and: (i) a ZAR Green Term Facility Lender’s Funding Rate is less than the relevant Market Disruption Rate; or

EMEA 161994644 12 (ii) a ZAR Green Term Facility Lender does not notify a rate to the Agent by the Reporting Time, that ZAR Green Term Facility Lender’s cost of funds relating to its participation for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate. (e) Subject to paragraph (d) above, if this Clause 9.3 applies but any ZAR Green Term Facility Lender does not notify a rate to the Agent by the Reporting Time the rate of interest shall be calculated on the basis of the rates notified by the remaining ZAR Green Term Facility Lenders. (f) If this Clause 9.3 applies the Agent shall, as soon as is practicable, notify the Parent. 9.4 Break Costs (a) If an amount is specified as Break Costs in the Reference Rate Terms for a ZAR Green Term Facility Loan or Unpaid Sum, the Parent shall, within three (3) Business Days of demand by a ZAR Green Term Facility Lender or the Agent, pay to that ZAR Green Term Facility Lender its Break Costs (if any) attributable to all or any part of that ZAR Green Term Facility Loan or Unpaid Sum being paid by the Parent on a day prior to the last day of an Interest Period for that ZAR Green Term Facility Loan or Unpaid Sum. (b) Each ZAR Green Term Facility Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable. 10. Commitment Fee (a) At the applicable times that fall within the monthly range set out in the left column in the table below, the Parent shall pay (or procure there is paid) to the Agent (for the account of each ZAR Green Term Facility Lender) a commitment fee (a “Commitment Fee”), exclusive of VAT which shall accrue on a daily basis, in Rand computed at a rate equal to the rate per annum set out opposite that percentage in the right column in the table below on the aggregate of that ZAR Green Term Facility Lender’s Available Commitment for the Availability Period. Period (during the Availability Period) Commitment Fee (as a percentage of the applicable Margin per annum) Month 1 to and including Month 6 25% Month 7 to and including Month 9 30% Month 10 to and including Month 18 35% (b) The accrued Commitment Fee is payable on the last day of each successive period of three (3) Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant ZAR Green Term Facility Lender’s Commitment at the time the cancellation is effective. (c) No Commitment Fee is payable to the Agent (for the account of a ZAR Green Term Facility Lender) on any Available Commitment of that ZAR Green Term Facility EMEA 161994644 13 Lender for any day on which that ZAR Green Term Facility Lender is a Defaulting Lender. 11. Green Loan Representations The Parent makes the representations and warranties set out in this Clause 11 in addition to those set out in clause 20 (Representations) of the Common Terms Agreement to each of the Agent, the Sustainability Agent, the Sustainability Co-ordinators and the ZAR Green Term Facility Lenders in accordance with clause 20.28 (Times When Representations Made) of the Common Terms Agreement, save that references in clause 20.28 (Times When Representations Made) to the “Original Obligor” shall be construed as references to the “Parent”. 11.1 Green Loan Representations (a) The Green Loan Framework sets out: (i) the environmental sustainability objectives of the Parent in respect of the Eligible Green Projects, including how the Eligible Green Projects further the Parent’s achievement of its decarbonisation strategy (and any of its applicable interim targets); (ii) the process by which the Parent determines how the Eligible Green Projects align with the Eligibility Criteria; and (iii) any related eligibility criteria, including, if applicable, exclusion criteria, or any other process applied to identify and manage potentially material environmental risks associated with any Eligible Green Project. (b) Save as disclosed in writing to the Sustainability Co-ordinators and the Sustainability Agent prior to the Signature Date, the factual information provided by the Parent as set out in the Green Loan Framework is true and accurate in all material respects as at the date it was provided or (as the case may be) as at the date the information is expressed to be given. (c) The Eligible Green Projects conform to the Eligibility Criteria and Green Loan Framework. (d) The Parent has an established process to identify and manage potentially material environmental risks associated with the Eligible Green Projects. 12. Green Loan Information Undertakings The undertakings in this Clause 12 in addition to those in clause 21 (Information Undertakings) of the Common Terms Agreement remain in force from the Signature Date for so long as any amount is outstanding under this Agreement or any ZAR Green Term Facility Commitment is in force. 12.1 Information: Miscellaneous The Parent shall supply to the Sustainability Co-ordinators and the Sustainability Agent promptly, upon becoming aware of them, details in writing of any non-compliance with this Clause 12 (Green Loan Information Undertakings). 12.2 Green Loan Reporting (a) The Parent shall supply to the Sustainability Agent, as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its Financial Years, an annual Allocation and Impact Report. EMEA 161994644 14 (b) The Parent shall from time to time at its own cost and expense supply to the Sustainability Agent (in sufficient copies for all the ZAR Green Term Facility Lenders, if the Sustainability Agent so requests) any such relevant information which in the opinion of the Parent relates to: (i) a material change to an Eligible Green Project financed with the ZAR Green Term Facility; and/or (ii) the Green Loan Framework; which, in each case, would reasonably be expected to result in a Declassification Event or the declassification of any ZAR Green Term Facility Loans in accordance with the provisions of Clause 14.2 (Declassification Events). 13. Green Loan General Undertakings The undertakings in this Clause 13 in addition to those in clause 23 (General Undertakings) of the Common Terms Agreement remain in force from the Signature Date for so long as any amount is outstanding under this Agreement or any ZAR Green Term Facility Commitment is in force. 13.1 Green Loan General Undertakings (a) The Parent shall comply with the provisions of the Green Loan Framework in all material respects. (b) The Parent shall not amend or agree to amend the Green Loan Framework in a way which is materially adverse to the ZAR Green Term Facility Lenders. (c) The Parent shall ensure that the proceeds of the ZAR Green Term Facility are allocated to Eligible Green Projects and recorded in the accounting systems of the Parent (including being allocated a unique cost code) in accordance with the provisions of the Green Loan Framework. (d) The Parent shall maintain policies and procedures to enable it to track the allocation of funds towards each Eligible Green Project and to monitor and evaluate each Eligible Green Project on an on-going basis, in accordance with the Green Loan Framework. 14. Compliance with Green Loan Framework 14.1 Green Loan Audits (a) If the Parent fails to comply with any of the provisions referred to in: (i) Clause 3.1(d) (Purpose) of the Common Terms Agreement; (ii) Clause 2(b) (ZAR Green Term Facility); (iii) Clause 11 (Green Loan Representations); (iv) Clause 12 (Green Loan Information Undertakings); or (v) Clause 13 (Green Loan General Undertakings), (collectively, the “Applicable Clauses” and each an “Applicable Clause”), the Sustainability Agent (acting on the instructions of the Majority ZAR Green Term Facility Lenders) may after the expiry of any applicable remedy period carry out any independent third-party verifications or audits, at the cost of the Parent, that it considers EMEA 161994644 15 reasonably necessary to confirm that the Parent has complied with its obligations under this Agreement. The Sustainability Agent may exercise its right to carry out such independent third-party verifications or audits to the extent that it has reasonable grounds to believe that the Parent has failed to comply with any Applicable Clause. (b) The Sustainability Agent shall notify the Parent of the proposed terms of reference (the “Terms of Reference”) of any audit to be carried out pursuant to this Clause 14.1 (“Green Loan Audits”) and shall consult with the Parent on the proposed Terms of Reference. (c) Notwithstanding paragraph (b) above, the Terms of Reference shall be subject only to the prior approval of the Sustainability Agent (acting on the instructions of the Majority ZAR Green Term Facility Lenders). (d) The findings of any audit carried out pursuant to this Clause 14.1 shall, in the absence of manifest error, be conclusive and binding on all Parties. 14.2 Declassification Events If: (a) any representation, warranty or statement made or given or deemed to be made or given by the Parent relating to a ZAR Green Term Facility Loan is or proves to have been incorrect or misleading in any material respect when made or deemed to be made; or (b) the Parent fails to comply with any of the provisions referred to in: (i) Clause 3.1(d) (Purpose) of the Common Terms Agreement; (ii) Clause 2(b) (ZAR Green Term Facility); (iii) Clause 11 (Green Loan Representations); (iv) Clause 12 (Green Loan Information Undertakings); or (v) Clause 13 (Green Loan General Undertakings), (paragraphs (a) and (b) above “Declassification Events”), and such failure to comply is capable of remedy but is not remedied by the Parent within thirty (30) Business Days (or such longer period as the Sustainability Agent may agree in writing) of the earlier of (i) the Sustainability Agent giving written notice of the failure to comply to the Parent and (ii) the Parent becoming aware of the failure to comply, each outstanding ZAR Green Term Facility Loan shall be declassified by the Sustainability Agent with immediate effect. 14.3 Consequences of Declassification (a) From the date on which any ZAR Green Term Facility Loan is declassified in accordance with Clause 14.2 (Declassification Events) (the “Declassification Date”), the Parent shall, as soon as reasonably practicable and in any event within fifteen (15) days of notice from the Sustainability Agent (acting on the instructions of the ZAR Green Term Facility Lenders): (i) cease representing in all internal and external communications, marketing or publications that each outstanding ZAR Green Term Facility Loan is a ZAR Green Term Facility Loan; and

EMEA 161994644 16 (ii) ensure that all material, publications and information it publishes relating each outstanding ZAR Green Term Facility Loan no longer refers to it as a ZAR Green Term Facility Loan. (b) With immediate effect from the Declassification Date, a ZAR Green Term Facility Lender shall not be obliged to fund a Utilisation under ZAR Green Term Facility. (c) With effect from the first day of the Interest Period immediately following the Declassification Date: (i) the Margin shall increase by 0.05% (zero point zero five per cent.); and (ii) the provisions of Clause 2(b) (ZAR Green Term Facility), Clause 11 (Green Loan Representations), Clause 12 (Green Loan Information Undertakings) and Clause 13 (Green Loan General Undertakings) shall cease to be of any further force or effect. (d) No ZAR Green Term Facility Loan may be re-classified as a “green loan” on or after the Declassification Date 15. Changes to Compounded Reference Rate (a) Subject to paragraph (c) below and clause 38.3 (Other Exceptions) of the Common Terms Agreement, if an RFR Replacement Event has occurred, any amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate in place of (or in addition to) the RFR; and (ii) (A) aligning any provision of this Agreement to the use of that Replacement Reference Rate; (B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Reference Rate; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority ZAR Green Term Facility Lenders) and the Parent. EMEA 161994644 17 (b) Subject to paragraph (c) below, an amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a ZAR Green Term Facility Loan under this Agreement to any recommendation of a Relevant Nominating Body which: (i) relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and (ii) is issued on or after the Signature Date, may be made with the consent of the Agent (acting on the instructions of the Majority ZAR Green Term Facility Lenders) and the Parent. (c) If any ZAR Green Term Facility Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or paragraph (b) above within thirty (30) Business Days (or such longer time period in relation to any request which the Parent and the Agent may agree) of that request being made: (i) its ZAR Green Term Facility Commitment(s) shall not be included for the purpose of calculating the Total ZAR Green Term Facility Commitments under the ZAR Green Term Facility when ascertaining whether any relevant percentage of Total ZAR Green Term Facility Commitments has been obtained to approve that request; and (ii) its status as a ZAR Green Term Facility Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of ZAR Green Term Facility Lenders has been obtained to approve that request. (d) In this Clause 15: “RFR Replacement Event” means: (i) the methodology, formula or other means of determining the RFR has, in the opinion of the Majority ZAR Green Term Facility Lenders and the Parent, materially changed; (ii) (A) (1) the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or (2) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR; (B) the administrator of the RFR publicly announces that it has ceased or will cease, to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR; (C) the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued; or EMEA 161994644 18 (D) the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or (iii) the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (A) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority ZAR Green Term Facility Lenders and the Parent) temporary; or (B) the RFR is calculated in accordance with any such policy or arrangement for a period no less than thirty (30) days; or (iv) in the opinion of the Majority ZAR Green Term Facility Lenders and the Parent, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. “Replacement Reference Rate” means a reference rate which is: formally designated, nominated or recommended as the replacement for the RFR by: (A) the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or (B) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above; (v) in the opinion of the Majority ZAR Green Term Facility Lenders and the Parent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR; or (vi) in the opinion of the Majority ZAR Green Term Facility Lenders and the Parent, an appropriate successor to the RFR. 16. Governing Law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 17. Jurisdiction of English Courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. EMEA 161994644 19 Schedule 1 The Original ZAR Green Term Facility Lenders Name of Original ZAR Green Term Facility Lenders ZAR Green Term Facility Commitment (ZAR) Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division 525,000,000 Bank of China Limited, Johannesburg Branch 187,500,000 Absa Bank Limited (acting through its Corporate and Investment Banking Division) 562,500,000 FirstRand Bank Limited (acting through its Rand Merchant Bank Division) 675,000,000 Investec Bank Limited, acting through its Corporate and Investment Banking division 300,000,000 The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division) 375,000,000 Standard Chartered Bank Johannesburg Branch 262,500,000 China Construction Bank Corporation, Johannesburg Branch 112,500,000 TOTAL: 3,000,000,000

Schedule 2

Form of Utilisation Request

From: [*Parent*]

To: [*Agent*]

Dated [•]

Dear Sirs

Harmony Gold Mining Company Limited – ZAR 3,000,000,000 Green Term Facility Agreement dated [•] 2026 (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. We wish to borrow a ZAR Green Term Facility Loan on the following terms:

Facility to be utilised:	ZAR Green Term Facility
Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)
Amount:	ZAR [•]

3. We confirm that each condition specified in Clause 3 (*Conditions of Utilisation*) is satisfied on the date of this Utilisation Request.

4. The proceeds of this ZAR Green Term Facility Loan should be credited to [*account*].

5. The proceeds of this ZAR Green Term Facility Loan shall be used exclusively to reimburse the Parent for its expenditure relating to the applicable Eligible Green Project costs outlined below:

Use of Proceeds			**Project cost**	**Eligibility for green loan**	**Allocated Amount**	**Unique Cost Code**
Eligible Green Project name	*Eligible Green Project description*	*Completion date*	*ZAR*	*% of project cost*	*ZAR*	*Code*
Total						

6. This Utilisation Request is irrevocable.

Yours faithfully

EMEA 161994644 20

____
authorised signatory for
[Parent]

EMEA 161994644 21

Schedule 3

Green Loan Framework

This Green Loan Framework sets out how the Parent will use the ZAR Green Term Facility provided by the ZAR Green Term Facility Lenders under this Agreement.

The ZAR Green Term Facility Loans utilised in accordance with this Green Loan Framework align with the Eligibility Criteria below.

General

The Parent's environmental sustainability objectives in respect of the Eligible Green Projects are to support the Group's decarbonisation strategy and contribution to a low-carbon future, including through the reduction of Greenhouse Gas Emissions and the increased use of renewable energy across the Group's operations, in line with the Parent's disclosed climate-related objectives and interim targets.

Eligible Green Projects are limited to projects that meet the eligibility criteria set out in this Green Loan Framework. Projects that do not meet such criteria, or that are assessed by the Parent as presenting unacceptable environmental risk, are excluded. The Parent has established and applies defined internal processes, including Group-level environmental and social risk management and governance processes, to identify, assess and manage potentially material environmental risks associated with Eligible Green Projects.

These processes include assessing compliance with applicable environmental laws and permitting requirements, environmental impact assessment processes, internal approval and oversight arrangements, and ongoing monitoring of environmental performance.

Eligibility Criteria

1. Use of Proceeds

The ZAR Green Term Facility shall be used exclusively to finance investments relating to the construction, development, acquisition, maintenance, and operation of renewable energy installations, including battery energy storage solutions and the following renewable energy projects:

(a) 30MW Sungazer 1 - Nyala, Eland, Tshepong;

(b) 100MW Sungazer 2 - Moab, GNM, NGP;

(c) 75MW Sungazer 3 - Central, H1, Target, Joel;

(d) 33MW Sungazer 3 Ext - Chemwes, Kalgold;

(e) 100MW Sungazer 4 – Mponeng;

(f) 260MW Wheeled Wind (multiple); and

(g) 200MW short term PPAs (multiple),

(together the "**Eligible Green Projects**").

2. Project Selection and Evaluation

The Parent shall comply with its existing internal capital project approval process as at the Signature Date. Additionally, the Green Loan Confirmation Committee will:

(a) confirm the eligibility of the projects that would qualify as Eligible Green Projects;

EMEA 161994644 22

(b) approve the allocation of the proceeds of each ZAR Green Term Facility Loan to reimburse capital expenditure related to Eligible Green Projects;

(c) assess the compliance of Eligible Green Projects with the Parent's social and environmental policy where applicable; and

(d) exercise professional discretion and judgement in granting any approval contemplated herein.

3. Management of Proceeds

3.1 The Parent will, through its finance department, manage the allocation of proceeds from the ZAR Green Term Facility Loans to Eligible Green Projects. The Parent will ensure that these allocations are recorded in the accounting systems of the Parent and maintained by its finance department.

3.2 Subject to the approval of the applicable Capital Projects Authorising Parties, the Parent will generate a unique cost code for each Eligible Green Project in its accounting system.

3.3 The Parent shall initially incur or fund the expenditure relating to the construction, development, acquisition, maintenance, and/or operation of the Eligible Green Projects.

3.4 The Chief Financial Officer, the Chief Sustainability Officer and the Executive Engineering Officer of the Parent will sign in respect of each Utilisation Request to certify that the proposed Utilisation of the ZAR Green Term Facility will be utilised exclusively to reimburse the Parent for expenditure relating to Eligible Green Projects as set out in the applicable Utilisation Request.

4. Reporting

4.1 The Parent will report on the impact and allocation of each ZAR Green Term Facility Loan in the Allocation and Impact Report, made available to the ZAR Green Term Facility Lenders on an annual basis during the term of the ZAR Green Term Facility Loans. Each report will be signed by members of the Green Loan Confirmation Committee and include the following:

(a) Allocation Reporting (including, (i) the Eligible Green Project names and descriptions and (ii) the amount invested in respect of each Eligible Green Project and funded by Utilisations under the ZAR Green Term Facility Loans).

(b) Impact Reporting

Where relevant and feasible, the Parent will provide impact metrics by project which include the following:

(i) Annual Greenhouse Gas Emissions reduced/avoided in tonnes of CO2 equivalent per/annum;

(ii) Annual renewable energy generation in MWh/GWh (electricity) and GJ/TJ (other energy) and used by the Parent; and

(iii) Capacity of renewable energy plant(s) installed in MW.

4.2 The Parent shall confirm:

(a) compliance with the Green Loan Principles Requirements; and

(b) that the Eligible Green Projects have not been allocated to any other green and or sustainable use of proceed financings into which the Parent may enter from time to time.

EMEA 161994644

23

4.3 All relevant information regarding the allocation of proceeds of a Utilisation as contemplated in paragraph 4.1 above will be recorded in the Parent's accounting software and maintained by the Parent's finance department.

4.4 The Parent will notify the Sustainability Agent within fifteen (15) Business Days of becoming aware of any failure to comply with this Green Loan Framework.

4.5 The Parties acknowledge and agree that, solely as a result of failure to perform or comply with this Green Loan Framework, no Default or Event of Default will occur.

EMEA 161994644 24

Schedule 4

Allocation and Impact Report

From: [*Parent*]

To: [*Sustainability Agent*]

Dated [●]

Dear Sirs,

Harmony Gold Mining Company Limited – ZAR 3,000,000,000 Green Term Facility Agreement dated [●] 2026 (the "Agreement")

1. We refer to the Agreement. This Allocation and Impact Report is delivered in accordance with the terms of paragraph 4 (*Reporting*) of Schedule 3 (*Green Loan Framework*) and Clause 12.2 (*Green Loan Reporting*) of the Agreement. Terms defined in the Agreement have the same meaning in this report unless given a different meaning in this Allocation and Impact Report.

2. Allocation Report:

Summary Report						
Total ZAR Green Term Facility Loan utilisation to date				ZAR [●]		
Total amount allocated towards Eligible Green Projects to date				ZAR [●]		
Total ZAR Geen Term Facility Commitment balance remaining (if any)				ZAR [●]		
Detailed Report						
Renewable Energy			**Project cost**	**Eligibility for green loan**	**Allocated Amount**	**Unique Cost Code**
Eligible Green Project name	Eligible Green Project description	Completion date	ZAR	% of project cost	ZAR	Code
Total						

3. Impact Report:

Eligible Green Project Name	**Annual Greenhouse Gas**	**Annual renewable**	**Capacity of renewable energy plant(s)**	**Other indicators**

EMEA 161994644

25

	Emissions reduced/avoided (CO₂ equivalent per/annum)	**energy generation** (MWh (electricity))	**constructed or rehabilitated** (MW)	
Total				

4. Annexed as evidence to this Allocation and Impact Report are the following:

   [*Parent to list and describe the applicable environmental, health and safety evidences confirming compliance with all relevant laws and regulations in connection with the Eligible Green Project.*]

5. We hereby confirm that the Eligible Green Projects have not been allocated to any other green and or sustainable use of proceeds financings into which we have entered.

6. We hereby confirm compliance with Schedule 3 (*Green Loan Framework*).

Signed by:

____

Chief Financial Officer

of

Green Loan Confirmation Committee

____

Chief Sustainability Officer

of

Green Loan Confirmation Committee

____

Executive Engineering Officer

of

Green Loan Confirmation Committee

EMEA 161994644 26

Schedule 5

Form of Confirmation

From: [*Parent*]

To: [*Sustainability Agent*]

Dated [●]

Dear Sirs,

Harmony Gold Mining Company Limited – ZAR 3,000,000,000 Green Term Facility Agreement dated [●] 2026 (the "Agreement")

1. We refer to the Agreement. This is the confirmation required in Clause 3(b)(i) (*Conditions of Utilisation*) of the Agreement. Terms defined in the Agreement have the same meaning in this certificate unless given a different meaning in this Certificate.

2. We confirm that:

   (a) the regulatory approvals, Environmental Permits, Authorisations, the Environmental Authorisation Letter relating to the proposed Utilisation and the Environmental Impact Assessment to which the proposed Utilisation relates as listed in the table below (which are annexed to this Certificate in original, or copy form) have been obtained and the copies attached are true, complete and up to date as at the date of this Certificate; and

   (b) a Declassification Event has not occurred.

Environmental Permit/Authorisation/Environmental Impact Assessment/Environmental Autorisation Letter	**Date**
[*Insert*]	[*Insert*]
[*Insert*]	[*Insert*]

Director/Officer

[Parent]

Director/Officer

[Parent]

EMEA 161994644
27

EMEA 161994644 28 Schedule 6 Timetables Delivery of a duly completed Utilisation Request (Clause 4.1 (Delivery of a Utilisation Request)) as of 11 a.m. Johannesburg time on the date which is five (5) Business Days prior to the proposed Utilisation Date Agent notifies the ZAR Green Term Facility Lenders of the ZAR Green Term Facility Loan in accordance with Clause 4.4 (Lenders’ Participation) as of 11 a.m. Johannesburg time on the date which is three (3) Business Days prior to the proposed Utilisation Date EMEA 161994644 29 Schedule 7 Reference Rate Terms Currency: ZAR Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Day A RFR Banking Day. Break Costs: None specified. Business Day Conventions (definition of “Month” and Clause 8.2 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Central Bank Rate: The repurchase rate of the South African Reserve Bank as published by the South African Reserve Bank from time to time. Central Bank Rate Adjustment: The “Central Bank Rate Adjustment” in relation to the Central Bank Rate for any RFR Banking Day is the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other ZAR Green Term Facility Lender which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five (5) most immediately preceding RFR Banking Days (each EMEA 161994644 30 a “Reference Day”) for which the RFR and the Central Bank Rate are available, where: “Central Bank Rate Spread” means, in relation to a Reference Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other ZAR Green Term Facility Lender which agrees to do so in place of the Agent) between: (a) the RFR for that Reference Day; and (b) the Central Bank Rate for that Reference Day. Daily Rate: The “Daily Rate” for any RFR Banking Day is: (a) the RFR for that RFR Banking Day; (b) if the RFR for that RFR Banking Day is not available, the Historic RFR for that RFR Banking Day; or (c) if paragraph (b) above applies but the Historic RFR for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or (d) if paragraph (c) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the most recent Central Bank Rate for a day which is no more than five (5) RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to three decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero. Lookback Period: Five (5) RFR Banking Days. Market Disruption Rate: The Cumulative Compounded RFR Rate for the Interest Period of the relevant ZAR Green Term Facility Loan. Relevant Market: The ZAR overnight wholesale funding market. Reporting Day: The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day. RFR: The South African Rand overnight index average (ZARONIA) administered by the South African Reserve Bank (or any other person which takes over the administration of that rate) EMEA 161994644 31 published by the South African Reserve Bank (or any other person which takes over the publication of that rate). RFR Banking Day: A day (other than a Saturday, a Sunday or official public holiday) on which banks are open for general business in Johannesburg. Reporting Times Deadline for ZAR Green Term Facility Lenders to report market disruption in accordance with Clause 9.2 (Market Disruption) Close of business in Johannesburg on the Reporting Day for the relevant ZAR Green Term Facility Loan. Deadline for ZAR Green Term Facility Lenders to report their cost of funds in accordance with Clause 9.3 (Cost of Funds) Close of business on the date falling three (3) Business Days after the Reporting Day for the relevant ZAR Green Term Facility Loan (or, if earlier, on the date falling five (5) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that ZAR Green Term Facility Loan).

Schedule 8

Daily Non-Cumulative Compounded RFR Rate

The "**Daily Non-Cumulative Compounded RFR Rate**" for any RFR Banking Day "**i**" during an Interest Period for a ZAR Green Term Facility Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Agent or the ZAR Green Term Facility Lender performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

$$(UCCDR_i - UCCDR_{i-1}) \times \frac{365}{n_i}$$

where:

"**$UCCDR_i$**" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "**i**";

"**$UCCDR_{i-1}$**" means, in relation to that RFR Banking Day "**i**", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"**n_i**" means the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day; and

the "**Unannualised Cumulative Compounded Daily Rate**" for any RFR Banking Day (the "**Cumulated RFR Banking Day**") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Agent or the ZAR Green Term Facility Lender performing the calculation, taking into account the capabilities of any software used for that purpose).

$$ACCDR \times \frac{tn_i}{365}$$

where:

"**ACCDR**" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"**tn_i**" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"**Cumulation Period**" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day; and

the "**Annualised Cumulative Compounded Daily Rate**" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1 + \frac{DailyRate_{i-LP} \times n_i}{365}\right) - 1\right] \times \frac{365}{tn_i}$$

where:

"**d_0**" means the number of RFR Banking Days in the Cumulation Period;

"**Cumulation Period**" has the meaning given to that term above;

EMEA 161994644 32

"**i**" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"**$DailyRate_{i-LP}$**" means, for any RFR Banking Day "**i**" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "**i**";

"**n_i**" means, for any RFR Banking Day "**i**" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day; and

"**tn_i**" has the meaning given to that term above.

EMEA 161994644
33

Schedule 9

Cumulative Compounded RFR Rate

The "**Cumulative Compounded RFR Rate**" for any Interest Period for a ZAR Green Term Facility Loan is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP}\times n_i}{365}\right)-1\right]\times\frac{365}{d}$$

where:

"$\mathbf{d_0}$" means the number of RFR Banking Days during the Interest Period;

"**i**" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

"$\mathbf{DailyRate_{i\text{-}LP}}$" means for any RFR Banking Day "**i**" during the Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "**i**";

"$\mathbf{n_i}$" means, for any RFR Banking Day "**i**", the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day; and

"**d**" means the number of calendar days during that Interest Period.

EMEA 161994644

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Signatures

The Parent

For and on behalf of
Harmony Gold Mining Company Limited

Signed by:Boipelo Pride Lekubo
Signed at:2026-06-18 11:30:16 +02:00
Reason:Witnessing Boipelo Pride Lekubo

By: ______________________________
Name: Boipelo Pride Lekubo
Title: Financial Director

By: ______________________________
Name: Beyers Bosman Nel
Title: Chief Executive Officer

[*Project Doppio – ZAR Green Term Facility Agreement – Signature Page*]

BB BP

The Original ZAR Green Term Facility Lenders

For and on behalf of
Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division

By: ______________________________
Name: Karabo Moeletsi
Title: Authorised Signatory

By: ______________________________
Name: Nivaash Singh
Title: Authorised Signatory

[*Project Doppio – ZAR Green Term Facility Agreement – Signature Page*]

For and on behalf of
Bank of China Limited, Johannesburg Branch

By: ____________________________
Name: Arne Dittrich
Title: CRO

By: ____________________________
Name: Qiqi Du
Title: Senior Executive Vice President

[*Project Doppio – ZAR Green Term Facility Agreement – Signature Page*]

For and on behalf of
Absa Bank Limited (acting through its Corporate and Investment Banking Division)

By: Mpho Mofokeng
Mpho Mofokeng (05/06/2026 13:15:47 GMT+2)

Name: Mpho Mofokeng

Title: Authorised Signatory

By: Shirley Webber
Shirley Webber (05/06/2026 13:22:59 GMT+2)

Name: Shirley Webber

Title: Authorised Signatory

[*Project Doppio – ZAR Green Term Facility Agreement – Signature Page*]

For and on behalf of

FirstRand Bank Limited (acting through its Rand Merchant Bank Division)

Signed by:Werner Joubert
Signed at:2026-06-05 09:50:17 +02:00
Reason:I approve this document

By: ______________________________

Name: Werner Joubert

Title: Authorised Signatory

Signed by:Derick Deale
Signed at:2026-06-05 09:53:30 +02:00
Reason:I approve this document

By: ______________________________

Name: Derick Deale

Title: Authorised Signatory

[*Project Doppio – ZAR Green Term Facility Agreement – Signature Page*]

[Project Doppio – ZAR Green Term Facility Agreement – Signature Page] For and on behalf of Investec Bank Limited, acting through its Corporate and Investment Banking division By: ___________________________________ Name: Title: By: ___________________________________ Name: Title: Docusign Envelope ID: CCCFCB94-C8B1-8E35-838A-0BBAE7E725AA Kerry Caldwell Authorised Signatory Sean Rule Authorised Signatory [Project Doppio ZAR Green Term Facility Agreement Signature Page] For and on behalf of Standard Chartered Bank Johannesburg Branch By: ___________________________________ Name: Title: By: ___________________________________ Name: Title: Niel de Bruin Authorised Signatory Megan Smith Authorised signatory

[Project Doppio – ZAR Green Term Facility Agreement – Signature Page] For and on behalf of Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division By: ___________________________________ Name: Arvana Singh Title: Authorised Signatory By: ___________________________________ Name: Johan Malan Title: Authorised Signatory [Project Doppio – ZAR Green Term Facility Agreement – Signature Page] The Agent For and on behalf of Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division By: ___________________________________ Name: Sonja Hensen Title: Authorised Signatory By: ___________________________________ Name: Jeanita Gouveia Title: Authorised Signatory [Project Doppio – ZAR Green Term Facility Agreement – Signature Page] The Sustainability Agent For and on behalf of Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division By: __________________________________ Name: Sonja Hensen Title: Authorised Signatory By: __________________________________ Name: Jeanita Gouveia Title: Authorised Signatory